Exhibit 99.1

Trevena Appoints Anne M. Phillips to the Board of Directors

KING OF PRUSSIA, PA, December 17, 2014 — Trevena, Inc. (NASDAQ: TRVN), a clinical stage biopharmaceutical company focused on the discovery and development of G protein coupled receptor (GPCR) biased ligands, today announced that Anne M. Phillips, M.D. has been appointed to Trevena’s Board of Directors. Dr. Phillips replaces Farah Champsi, managing director at Alta Partners, who is stepping down from the Board following the Company’s initial public offering earlier this year.

“Anne’s rich experience leading late stage clinical development and approval of important novel medicines is a wonderful addition to our Board of Directors,” said Maxine Gowen, Ph.D., chief executive officer. “She has demonstrated exceptional leadership in creating value through robust clinical development and we look forward to the perspective she will bring to our programs.  We also thank Farah for her invaluable support and guidance as one of Trevena’s founding investors.”

“Trevena has demonstrated remarkable productivity in translating scientific discoveries into promising product candidates targeting important unmet medical needs,” said Dr. Phillips. “I welcome the opportunity to work with the Board of Directors and the management team to maximize the value of Trevena’s innovative and promising pipeline.”

Dr. Phillips currently is Senior Vice President of Clinical, Medical and Regulatory Affairs at Novo Nordisk Inc., where she has served since 2011.  Previously, she served as a Vice President in various positions at GlaxoSmithKline, which she joined in 1998, and prior to this Dr. Phillips was Head of the Infectious Diseases Program and Deputy Physician-in-Chief at Wellesley Central Hospital/St. Michael’s Hospital in Toronto.  She is a Fellow of The Royal College of Physicians and Surgeons of Canada, earned an MD from the University of Toronto and received a BSc from the University of Western Ontario.

About Trevena

Trevena, Inc. is a clinical stage biopharmaceutical company that discovers, develops and intends to commercialize therapeutics that use a novel approach to target G protein coupled receptors, or GPCRs. Using its proprietary product platform, Trevena is developing four biased ligand product candidates it has identified - TRV027 to treat acute heart failure (Phase 2b), TRV130 to treat moderate to severe acute pain intravenously (Phase 2b), TRV734 to treat moderate to severe acute and chronic pain orally (Phase 1), and TRV250 for treatment-refractory migraine (Preclinical).

Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for the company, including statements about the company’s strategy, future operations, clinical development of its therapeutic candidates, plans for potential future product candidates and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “suggest,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the status, timing, costs, results and interpretation of the company’s clinical trials; the uncertainties inherent in conducting clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial or results of early clinical trials will be indicative of the results of future trials; expectations for regulatory approvals; availability of funding sufficient for the company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; other matters that could affect the availability or commercial potential of the company’s therapeutic candidates; the inherent uncertainties associated with intellectual property; and other factors discussed in the Risk Factors set forth in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and in other filings the company makes with the SEC from time to time. In addition, the forward-looking statements included in this press release represent the company’s views only as of the date hereof. The company anticipates that subsequent events and developments may cause the company’s views to change. However, while the company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, except as may be required by law.

Investor Contacts:

Trevena, Inc.	Argot Partners
Jonathan Violin	Andrea Rabney
Director of investor relations	President and chief executive officer
(610) 354-8840 x231	(212) 600-1902
jviolin@trevenainc.com	andrea@argotpartners.com

Media Contact:

Argot Partners
Eliza Schleifstein
eliza@argotpartners.com
(917) 763-8106